Exhibit 99.1

Contact:

Peter Kuipers	Omnicell, Inc.
Chief Financial Officer	590 East Middlefield Road
800-850-6664, ext. 6180	Mountain View, CA 94043
Peter.kuipers@omnicell.com

Omnicell Announces First Quarter 2017 Results

GAAP revenue of $150.6 million and net loss per diluted share of $0.29
Non-GAAP revenue of $150.9 million and net income per diluted shares of $0.06

MOUNTAIN VIEW, Calif. -- May 4, 2017 -- Omnicell, Inc. (NASDAQ: OMCL), a leading provider of medication and supply management solutions to healthcare systems, today announced results for its first quarter ended March 31, 2017.

GAAP results: Revenue for the first quarter of 2017 was $150.6 million, down $21.4 million, or 12.5% from the fourth quarter of 2016, and down $20.5 million or 12.0% from the first quarter of 2016.
First quarter 2017 net loss as reported in accordance with U.S. generally accepted accounting principles (GAAP) was $10.8 million, or $0.29 per diluted share. This compares to GAAP net income of $0.2 million, or $0.00 per diluted share, for the fourth quarter of 2016, and GAAP net loss of $0.4 million, or $0.01 per diluted share, for the first quarter of 2016.
Non-GAAP results: Non-GAAP revenue for the first quarter of 2017 was $150.9 million, down $23.8 million, or 13.6% from the fourth quarter of 2016, and down $22.8 million or 13.1% from the first quarter of 2016.

Non-GAAP net income for the first quarter of 2017 was $2.1 million, or $0.06 per diluted share. This compares to non-GAAP net income of $13.8 million, or $0.37 per diluted share, for the fourth quarter of 2016 and $12.9 million, or $0.35 per diluted share, for the first quarter of 2016.

Non-GAAP net income for each period presented excludes, when applicable, the effect of stock-based compensation expense, amortization expense of acquired intangible assets, acquisition related expenses, fair value adjustments related to business acquisitions, severance and integration related expenses, and amortization of debt issuance cost.

“During the first quarter of 2017, Omnicell won in the marketplace through its differentiated platform and innovative products including the XT Series.  I am pleased with our new conversion wins and customers’ strong interest and acceptance of our new XT Series," said Randall Lipps, Omnicell president, CEO and chairman.  “An expected sequential decline in revenue due to the XT Series product launch and customer implementations timing affected our first quarter revenue and results, but our order intake and pipeline of new sales opportunities demonstrate our strong market momentum.” Mr. Lipps added.

2017 Guidance:

Following the market launch of the XT Series and ramp up of manufacturing for the XT Series in the first quarter of 2017 we expect the revenue and profitability to scale and improve every quarter during 2017.

For the second quarter of 2017, the Company expects non-GAAP revenue to be between $172 million and $178 million. The Company expects second quarter of 2017 non-GAAP earnings to be between $0.21 and $0.27 per share.

For the combined third and fourth quarters of 2017, the Company expects non-GAAP revenue to be between $395 million and $415 million, and non-GAAP earnings to be between $0.95 and $1.05 per share.

For the year 2017, the Company expects product bookings to be between $570 million and $590 million. The Company expects non-GAAP revenue to be between $720 million and $740 million, and non-GAAP earnings to be between $1.22 and $1.34 per share.

The table below summarizes 2017 guidance outlined above:

	Q2'17	Q3'17 through Q4'17	Total Year 2017
Product Bookings	Not provided	>20% year over year growth	$570 million - $590 million
Non-GAAP Revenue	$172 million - $178 million	$395 million - $415 million	$720 million - $740 million
Non-GAAP EPS	$0.21 - $0.27	$0.95 - $1.05	$1.22 - $1.34

Omnicell Conference Call Information

Omnicell will hold a conference call today, Thursday, May 4, 2017 at 8:30 a.m. ET to discuss first quarter financial results. The conference call can be monitored by dialing 1-800-696-5518 within the U.S. or 1-706-758-4883 for all other locations. The Conference ID # is 36563190. Internet users can access the conference call at http://ir.omnicell.com/events.cfm. A replay of the call will be available today at approximately 11:30 a.m. ET and will be available until 11:59 p.m. PT on May 22, 2017. The replay access numbers are 1-855-859-2056 within the U.S. and 1-404-537-3406 for all other locations, Conference ID # is 36563190.

About Omnicell

Since 1992, Omnicell (NASDAQ: OMCL) has been inspired to create safer and more efficient ways to manage medications and supplies across all care settings. As a leader in medication and supply dispensing automation, central pharmacy automation, IV robotics, analytics software, and medication adherence and packaging systems, Omnicell is focused on improving care across the entire healthcare continuum-from the acute care hospital setting, to post-acute skilled nursing and long-term care facilities, to the patient’s home.

Over 4,000 customers worldwide use Omnicell® automation and analytics solutions to increase operational efficiency, reduce medication errors, deliver actionable intelligence and improve patient safety.

Omnicell’s innovative medication adherence solutions, used by over 32,000 institutional and retail pharmacies in North America and the United Kingdom, are designed to improve patient adherence to prescriptions, helping to reduce costly hospital readmissions.

Recent Omnicell acquisitions, including Ateb, add distinct capabilities, particularly in central pharmacy, IV robotics, and pharmacy software, creating the broadest medication management product portfolio in the industry.

For more information about Omnicell, Inc. please visit www.omnicell.com.

Forward-Looking Statements

To the extent any statements contained in this release deal with information that is not historical, these statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. As such, they are subject to the occurrence of many events outside Omnicell’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. Such statements include, but are not limited to Omnicell’s momentum, pipeline and new sales opportunities, bookings, profit and revenue growth, and the success of Omnicell’s strategy for growth, including differentiated products, expansion into new markets and targeted acquisitions. Risks that contribute to the uncertain nature of the forward-looking statements include our ability to take advantage of the growth opportunities in medication management across the spectrum of healthcare settings from long-term care to home care, our ability to successfully convert product backlog and sales quotes to our XT Series, our ability to execute the manufacturing ramp-up of XT Series, impact of the reduction in our workforce and closure of our Nashville and Slovenia facilities, our ability to continue cost reduction efforts, and our ability to implement development and manufacturing Centers of Excellence, unfavorable general economic and market conditions, risks to growth and acceptance of our products and services, including competitive conversions, and to growth of the clinical automation and workflow automation market generally, the potential of increasing competition, potential regulatory changes, the ability of the company to improve sales productivity to grow product bookings, to develop new products and to acquire and successfully integrate companies. These and other risks and uncertainties are described more fully in Omnicell’s most recent filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this press release speak only as of the date on which they were made. Omnicell undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Our management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP revenue, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income, and non-GAAP net income per diluted share. Additionally, we calculate Adjusted EBITDA (another non-GAAP measure) by means of adjustments to GAAP Net Income. These non-GAAP results should not be considered as an alternative to gross profit, operating expenses, net income, net income per diluted share, or any other performance measure derived in accordance with GAAP. We present these non-GAAP results because we consider them to be important supplemental measures of Omnicell’s performance.

Our non-GAAP revenue, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income and non-GAAP net income per diluted share are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period to period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

a)  Share-based compensation expense. We excluded from our non-GAAP results the expense related to equity-based compensation plans as they represent expenses that do not require cash settlement from Omnicell.

b) Intangible assets amortization from business acquisitions. We excluded from our non-GAAP results the intangible assets amortization expense resulting from our past acquisitions. These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.

c) Amortization of debt issuance cost. Debt issuance cost represents costs associated with the issuance of Term Loan and Revolving Line of Credit facilities. The cost includes underwriting fees, original issue discount, ticking fee, and legal fees. This non-cash expense is not considered by management to reflect the core cash-generating performance of the business and therefore is excluded from our non-GAAP results.

d) Acquisition accounting impact related to deferred revenue. In connection with recent acquisitions, business combination rules require us to account for the fair values of arrangements for which acceptance has not been obtained, and post installation support has not been provided in our purchase accounting. The non-GAAP adjustment to our revenues is intended to include the full amounts of such revenues. We believe the adjustment to these revenues is useful as a measure of the ongoing performance of our business.

e) Inventory fair value adjustments. In connection with acquisition of Aesynt, business combination rules require us to account for the fair values of inventory acquired in our purchase accounting. The non-GAAP adjustment to the cost of revenues is intended to include the impact of such adjustment. We believe the adjustment is useful as a measure of the ongoing performance of our business.

f) Acquisition related expenses. We excluded from the non-GAAP results the expenses which are related to the recent acquisitions. These expenses are unrelated to our ongoing operations and we do not expect them to occur in the ordinary course of business. We believe that excluding these acquisition related expenses provides more meaningful comparisons of the financial results to our historical operations and forward looking guidance and the financial results of less acquisitive peer companies.
g) Severance and other related expenses. We excluded from our non-GAAP results the expenses which are related to the restructuring and integrations related events. These expenses are unrelated to our ongoing operations and we do not expect them to occur in the ordinary course of business. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward looking guidance and the financial results of less acquisitive peer companies.

Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock compensation plans.

We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;

2) Since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare our performance across financial reporting periods;

3) These non-GAAP financial measures are employed by Omnicell’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting; and

4) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance.

Set forth below are additional reasons why share-based compensation expense is excluded from our non-GAAP financial measures:

i)  While share-based compensation calculated in accordance with ASC 718 constitutes an ongoing and recurring expense of Omnicell, it is not an expense that requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.

ii) We present ASC 718 share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation, under ASC 718 are dependent upon the trading price of Omnicell’s common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.

Our Adjusted EBITDA calculation is defined as earnings before interest income and expense, taxes, depreciation and amortization, and non-cash expenses, including ASC 718 stock compensation expense, as well as certain non-GAAP adjustments.

As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

•
Omnicell’s stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Omnicell’s GAAP results for the foreseeable future under ASC 718.

•	Other companies, including companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.

Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between Omnicell’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release and in Omnicell’s SEC filings.

Omnicell, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Revenues:
Product	$98,930	$125,753	$127,895
Services and other revenues	51,624	46,221	43,109
Total revenues	150,554	171,974	171,004
Cost of revenues:
Cost of product revenues	63,588	78,024	71,918
Cost of services and other revenues	22,774	19,621	19,141
Total cost of revenues	86,362	97,645	91,059
Gross profit	64,192	74,329	79,945
Operating expenses:
Research and development	16,803	14,902	13,838
Selling, general and administrative	64,625	59,608	64,255
Total operating expenses	81,428	74,510	78,093
Income (loss) from operations	(17,236)	(181)	1,852
Interest and other income (expense), net	(2,456)	(1,656)	(2,171)
Loss before provision for income taxes	(19,692)	(1,837)	(319)
Provision (benefit) for income taxes	(8,938)	(1,994)	59
Net income (loss)	$(10,754)	$157	$(378)
Net income (loss) per share:
Basic	$(0.29)	$—	$(0.01)
Diluted	$(0.29)	$—	$(0.01)
Weighted average shares outstanding:
Basic	36,840	36,553	35,740
Diluted	36,840	37,256	35,740

Omnicell, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	March 31, 2017	December 31, 2016

ASSETS
Current assets:
Cash and cash equivalents	$46,348	$54,488
Accounts receivable, net	131,433	150,303
Inventories	76,230	69,297
Prepaid expenses	27,775	28,646
Other current assets	12,593	12,674
Total current assets	294,379	315,408
Property and equipment, net	40,996	42,011
Long-term investment in sales-type leases, net	19,174	20,585
Goodwill	328,216	327,724
Intangible assets, net	184,127	190,283
Long-term deferred tax assets	5,624	4,041
Other long-term assets	37,247	35,051
Total assets	$909,763	$935,103

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$38,466	$27,069
Accrued compensation	28,677	26,722
Accrued liabilities	31,406	31,195
Long-term debt, current portion, net	8,410	8,410
Deferred revenue, net	90,521	87,516
Total current liabilities	197,480	180,912
Long-term, deferred revenue	15,994	17,051
Long-term deferred tax liabilities	42,502	51,592
Other long-term liabilities	8,716	8,210
Long-term debt, net	206,128	245,731
Total liabilities	470,820	503,496
Total stockholders’ equity	438,943	431,607
Total liabilities and stockholders’ equity	$909,763	$935,103

Omnicell, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three months ended March 31,
	2017	2016
Operating Activities
Net loss	$(10,754)	$(378)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,448	14,473
(Gain) loss on disposal of fixed assets	—	13
Share-based compensation expense	5,511	3,891
Income tax benefits from employee stock plans	11	164
Deferred income taxes	(9,091)	(1,042)
Amortization of debt financing fees	397	397
Changes in operating assets and liabilities:
Accounts receivable	18,870	(1,070)
Inventories	(6,933)	(5,113)
Prepaid expenses	871	1,983
Other current assets	372	324
Investment in sales-type leases	1,120	(8,928)
Other long-term assets	(38)	1,232
Accounts payable	11,104	1,568
Accrued compensation	1,955	4,114
Accrued liabilities	(115)	417
Deferred revenue	1,948	12,663
Other long-term liabilities	506	(2,701)
Net cash provided by operating activities	28,182	22,007
Investing Activities
Purchases of intangible assets, intellectual property and patents	(160)	(1,074)
Software development for external use	(4,225)	(3,070)
Purchases of property and equipment	(2,452)	(4,261)
Business acquisition, net of cash acquired	—	(271,458)
Net cash used in investing activities	(6,837)	(279,863)
Financing Activities
Proceeds from debt, net	—	247,059
Repayment of debt and revolving credit facility	(40,000)	(20,000)
Payment for contingent consideration	—	(3,000)
Proceeds from issuances under stock-based compensation plans	10,916	5,149
Employees' taxes paid related to restricted stock units	(1,052)	(382)
Net cash provided by (used in) financing activities	(30,136)	228,826
Effect of exchange rate changes on cash and cash equivalents	651	300
Net decrease in cash and cash equivalents	(8,140)	(28,730)
Cash and cash equivalents at beginning of period	54,488	82,217
Cash and cash equivalents at end of period	$46,348	$53,487

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data and percentage)

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016

Reconciliation of GAAP revenue to non-GAAP revenue:
GAAP revenue	$150,554	$171,974	$171,004
Acquisition accounting impact related to deferred revenue	313	2,663	2,663
Non-GAAP revenue	$150,867	$174,637	$173,667

Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$64,192	$74,329	$79,945
GAAP gross margin	42.6%	43.2%	46.8%
Share-based compensation expense	982	776	549
Amortization of acquired intangibles	2,837	5,266	5,211
Acquisition accounting impact related to deferred revenue	313	2,663	2,663
Inventory fair value adjustments	—	921	921
Acquisitions related expenses	—	5	—
Severance and other expenses*	1,697	—	—
Non-GAAP gross profit	$70,021	$83,960	$89,289
Non-GAAP gross margin	46.4%	48.1%	51.4%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP operating expenses	$81,428	$74,510	$78,093
GAAP operating expenses % to total revenue	54.1%	43.3%	45.7%
Share-based compensation expense	(4,529)	(4,663)	(3,342)
Amortization of acquired intangibles	(3,653)	(3,752)	(3,948)
Acquisitions related expenses	(126)	(829)	(2,349)
Severance and other expenses*	(2,332)	—	—
Non-GAAP operating expenses	$70,788	$65,266	$68,454
Non-GAAP operating expenses % to total revenue	46.9%	37.4%	39.4%
* Other expenses include relocation charge of $220 and depreciation adjustment related to purchase price allocation from acquisition of $264.

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Reconciliation of GAAP income (loss) from operations to non-GAAP income from operations:
GAAP income (loss) from operations	$(17,236)	$(181)	$1,852
GAAP operating income (loss) % to total revenue	(11.4)%	(0.1)%	1.1%
Share-based compensation expense	5,511	5,438	3,891
Amortization of acquired intangibles	6,490	9,017	9,159
Acquisition accounting impact related to deferred revenue	313	2,663	2,663
Inventory fair value adjustments	—	921	921
Acquisitions related expenses	126	834	2,349
Severance and other expenses	4,029	—	—
Non-GAAP income (loss) from operations	$(767)	$18,692	$20,835
Non-GAAP operating income % to total Non-GAAP revenue	(0.5)%	10.7%	12.0%

Reconciliation of GAAP net income (loss) to non-GAAP net income:
GAAP net income (loss)	$(10,754)	$157	$(378)
Share-based compensation expense	5,511	5,438	3,891
Amortization of acquired intangibles	6,490	9,017	9,159
Acquisition accounting impact related to deferred revenue	313	2,663	2,663
Inventory fair value adjustments	—	921	921
Acquisitions related expenses	523	632	2,349
Severance and other expenses	4,029	—	—
Tax effect of the adjustments above(a)	(4,019)	(5,031)	(5,735)
Non-GAAP net income	$2,093	$13,797	$12,870

Reconciliation of GAAP net income (loss) per share - diluted to non-GAAP net income per share - diluted:
Shares - diluted GAAP	36,840	37,256	35,740

Shares - diluted Non-GAAP	37,782	37,256	36,307

GAAP net income (loss) per share - diluted	$(0.29)	$—	$(0.01)
Share-based compensation expense	0.15	0.15	0.11
Amortization of acquired intangibles	0.17	0.24	0.25
Acquisition accounting impact related to deferred revenue	0.01	0.07	0.07
Inventory fair value adjustments	—	0.02	0.03
Acquisitions related expenses	0.01	0.02	0.06
Severance and other expenses	0.11	—	—
Tax effect of the adjustments above(a)	(0.10)	(0.13)	(0.16)
Non-GAAP net income per share - diluted	$0.06	$0.37	$0.35

Reconciliation of GAAP net income (loss) to non-GAAP Adjusted EBITDA(b):
GAAP net income (loss)	$(10,754)	$157	$(378)
Share-based compensation expense	5,511	5,438	3,891
Interest (income) and expense, net	1,432	998	1,747
Depreciation and amortization expense	12,448	14,457	14,473
Acquisition accounting impact related to deferred revenue	313	2,663	2,663
Inventory fair value adjustments	—	921	921
Acquisitions related expenses	523	632	2,349
Severance expense	3,765	—	—
Income tax expense	(8,938)	(1,994)	59
Non-GAAP Adjusted EBITDA	$4,300	$23,272	$25,725
    (a) Tax effects calculated for all adjustments except share-based compensation expense, using an estimated annual effective tax rate of 35% for fiscal year 2017 and 38% for fiscal year 2016.
(b) Defined as earnings before interest income and expense, taxes, depreciation and amortization, as well as excluding certain non-GAAP adjustments.

Omnicell, Inc.
Segmented Information
(Unaudited, in thousands, except for percentages)

	Three Months Ended March 31, 2017			Three Months Ended March 31, 2016
	Automation and Analytics	Medication Adherence	Total	Automation and Analytics	Medication Adherence	Total

Revenues	$124,171	$26,383	$150,554	$148,945	$22,059	$171,004
Cost of revenues	68,761	17,601	86,362	77,207	13,852	91,059
Gross profit	55,410	8,782	64,192	71,738	8,207	79,945
Gross margin %	44.6%	33.3%	42.6%	48.2%	37.2%	46.8%

Operating expenses	50,747	11,196	61,943	52,205	5,611	57,816
Income (loss) from segment operations	$4,663	$(2,414)	$2,249	$19,533	$2,596	$22,129
Operating margin %	3.8%	(9.1)%	1.5%	13.1%	11.8%	12.9%

Corporate costs			19,485			20,277
Income (loss) from operations			$(17,236)			$1,852

Omnicell, Inc.
Segment Information - Non-GAAP Gross Profit and Non-GAAP Operating Margin
(Unaudited, in thousands, except for percentages)

	Three Months Ended March 31, 2017
	Automation and Analytics			Medication Adherence			Total
	Amount	% of GAAP Revenue	% of Non-GAAP Revenue	Amount	% of GAAP Revenue	% of Non-GAAP Revenue	Amount	% of GAAP Revenue	% of Non-GAAP Revenue
Revenues	$124,171			$26,383			$150,554
Acquisition accounting impact related to deferred revenue	—	—%	—%	313	1.2%	1.2%	313	0.2%	0.2%
Non-GAAP Revenues	$124,171			$26,696			$150,867

GAAP Gross profit	$55,410	44.6%	44.6%	$8,782	33.3%	32.9%	$64,192	42.6%	42.5%
Share-based compensation expense	863	0.7%	0.7%	119	0.5%	0.4%	982	0.7%	0.7%
Amortization expense of acquired intangible assets	2,187	1.8%	1.8%	650	2.5%	2.4%	2,837	1.9%	1.9%
Acquisition accounting impact related to deferred revenue	—	—%	—%	313	1.2%	1.2%	313	0.2%	0.2%
Severance and other expenses	1,266	1.0%	1.0%	431	1.6%	1.6%	1,697	1.1%	1.1%
Non-GAAP Gross profit	$59,726	48.1%	48.1%	$10,295	39.0%	38.6%	$70,021	46.5%	46.4%

GAAP Operating income	$4,663	3.8%	3.8%	$(2,414)	(9.1)%	(9.0)%	$2,249	1.5%	1.5%
Share-based compensation expense	2,500	2.0%	2.0%	366	1.4%	1.4%	2,866	1.9%	1.9%
Amortization expense of acquired intangible assets	4,506	3.6%	3.6%	1,984	7.5%	7.4%	6,490	4.3%	4.3%
Acquisition accounting impact related to deferred revenue	—	—%	—%	313	1.2%	1.2%	313	0.2%	0.2%
Acquisitions related expenses	18	—%	—%	—	—%	—%	18	—%	—%
Severance and other expenses	2,752	2.2%	2.2%	596	2.3%	2.2%	3,348	2.2%	2.2%
Non-GAAP Operating income	$14,439	11.6%	11.6%	$845	3.2%	3.2%	$15,284	10.2%	10.1%

GAAP Corporate costs							$19,485	12.9%	12.9%
Share-based compensation expense							(2,645)	(1.8)%	(1.8)%
Acquisition-related expenses							(108)	(0.1)%	(0.1)%
Severance and other expenses							(681)	(0.5)%	(0.5)%
Non-GAAP Corporate costs							$16,051	10.7%	10.6%

Non-GAAP Loss from operations							$(767)	(0.5)%	(0.5)%

Omnicell, Inc.
Segment Information - Non-GAAP Gross Profit and Non-GAAP Operating Margin
(Unaudited, in thousands, except for percentages)

	Three Months Ended March 31, 2016
	Automation and Analytics			Medication Adherence			Total
	Amount	% of GAAP Revenue	% of Non-GAAP Revenue	Amount	% of GAAP Revenue	% of Non-GAAP Revenue	Amount	% of GAAP Revenue	% of Non-GAAP Revenue
Revenues	$148,945			$22,059			$171,004
Acquisition accounting impact related to deferred revenue	2,663	1.8%	1.8%	—	—%	—%	2,663	1.6%	1.5%
Non-GAAP Revenues	$151,608			$22,059			173,667

GAAP Gross profit	$71,738	48.2%	47.3%	$8,207	37.2%	37.2%	$79,945	46.8%	46.0%
Stock-based compensation expense	460	0.3%	0.3%	89	0.4%	0.4%	549	0.3%	0.3%
Amortization expense of acquired intangible assets	4,879	3.3%	3.2%	332	1.5%	1.5%	5,211	3.0%	3.0%
Acquisition accounting impact related to deferred revenue	2,663	1.8%	1.8%	—	—%	—%	2,663	1.6%	1.5%
Inventory fair value adjustments	921	0.6%	0.6%	—	—%	—%	921	0.5%	0.5%
Non-GAAP Gross profit	$80,661	54.2%	53.2%	$8,628	39.1%	39.1%	$89,289	52.2%	51.4%

GAAP Operating income	$19,533	13.1%	12.9%	$2,596	11.8%	11.8%	$22,129	12.9%	12.7%
Stock-based compensation expense	1,623	1.1%	1.1%	201	0.9%	0.9%	1,824	1.1%	1.1%
Amortization expense of acquired intangible assets	7,829	5.3%	5.2%	1,330	6.0%	6.0%	9,159	5.4%	5.3%
Acquisition accounting impact related to deferred revenue	2,663	1.8%	1.8%	—	—%	—%	2,663	1.6%	1.5%
Inventory fair value adjustments	921	0.6%	0.6%	—	—%	—%	921	0.5%	0.5%
Acquisitions related expenses	1,757	1.2%	1.2%	—	—%	—%	1,757	1.0%	1.0%
Non-GAAP Operating income	$34,326	23.0%	22.6%	$4,127	18.7%	18.7%	$38,453	22.5%	22.1%

GAAP Corporate costs							$20,277	11.9%	11.7%
Stock-based compensation expense							(2,067)	(1.2)%	(1.2)%
Acquisition related expenses							(592)	(0.3)%	(0.3)%
Non-GAAP Corporate costs							$17,618	10.3%	10.1%

Non-GAAP Income from operations							$20,835	12.2%	12.0%